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                                              EXHIBIT 10.24

                                              ---------------------------------
                                              Confidential Treatment Requested
                                              Under 17 C.F.R.(S)(S)200.80(b)(4)
                                              200.83 and 230.406
                                              ---------------------------------




                                   Agreement

                                    between

                Siemens Aktiengesellschaft, Berlin and Munchen,

                         Federal Republic of Germany,

               represented by the Business Unit Mobile Networks,

                    - hereinafter referred to as "SIEMENS"-

                                      and

                    Wireless Facilities Inc., San Diego, CA

                           United States of America

                  - hereinafter referred to as "CONSULTANT"-

          Preamble

Article 1 - Scope of CONSULTANCY-SERVICES

     1.1 Siemens' Public Communication Networks Group, Mobile Networks is performing radio network planning services for worldwide Projects. Subject to the terms and conditions of this agreement SIEMENS (including any SIEMENS company which is owned or controlled either directly or indirectly by Siemens as to 50 % (fifty percent) or more of the issued share capital and/or voting rights)

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          hereby entrusts CONSULTANT with the performance of such radio network planning projects (hereinafter collectively referred to as, "CONSULTANCY-SERVICES"):

     1.2 SIEMENS will assign the CONSULTANCY-SERVICES to CONSULTANT in advance on a case by case basis depending on the duration and kind of the assignment and in accordance with the timetable that follows:

          One (1) week:                   On short notice (up to 2 working days)
          Up to (4) weeks support:        Two (2) weeks
          Up to three (3) months:         One (1) month
          Over three (3) months support:  Mutually agreed between SIEMENS and
                                          CONSULTANT

     1.3 Any and all CONSULTANCY-SERVICES shall be rendered in such manner, in accordance with such standards and specifications, and at such dates and times or in accordance with such schedules as requested or prescribed by SIEMENS from time to time. Unless specified and agreed otherwise specifically between SIEMENS and the CONSULTANT in writing, all tools and materials required by CONSULTANT shall be provided by CONSULTANT and any compensation to be paid to CONSULTANT by SIEMENS includes payment for use of CONSULTANT's facilities, tools, materials and equipment.

          CONSULTANT shall be available through the term of this Agreement so as to promptly respond to all requests or requirements of SIEMENS, it being understood by CONSULTANT that time is of the essence in CONSULTANT's performance of the CONSULTANCY SERVICES under this Agreement.

     1.4 Irrespective of the fact, that rendering CONSULTANCY-SERVICES as set forth in this Agreement is the sole responsibility and liability of the CONSULTANT, SIEMENS' personnel shall constantly be involved in the CONSULTANT'S work at all stages. Such SIEMENS personnel shall be given full opportunity to become familiar with the relevant aspects

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          of CONSULTANT's CONSULTANCY SERVICES and be directly involved in the preparation of the Deliverables as per Article 5 below.


Article 2 - Basis of this Agreement

     2.1  This Agreement is concluded on the basis that:

          (a) with regard to the scope of work specified in Article 1 the CONSULTANT may not assign or subcontract any of its duties without the prior written consent of SIEMENS. However, the CONSULTANT may engage other contractors to assist the CONSULTANT in providing the CONSULTANCY SERVICES under this Agreement, provided, that the CONSULTANT obtains the prior written consent (such consent not to be unreasonably withheld) of SIEMENS. The CONSULTANT will be solely responsible for and pay the fees, and out-of-pocket expenses of the CONSULTANT's contractor, except where SIEMENS has initially asked the CONSULTANT to engage CONSULTANT's contractors, in which event SIEMENS shall be responsible for such fees and expenses, and provided, that the CONSULTANT has obtained SIEMENS' prior written approval of the terms of engagement of such CONSULTANT's contractors.

          (b) SIEMENS may engage such other consultants as may in SIEMENS opinion be required in connection with matters in relation to which the CONSULTANT is advising including technical consultants, legal consultants and accountants;

     2.2 For rendering the CONSULTANCY-SERVICES the CONSULTANT has set up a project-team, which consists of experienced CONSULTANT's with broad expertise in the telecommunication business including the managerial, administrative and quality aspects. The CONSULTANT hereby represents and warrants that all consultants have international expertise and, in addition, all

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          consultants' have excellent communication skills and experience in client oriented projects with needs for organisational development.

               The members of the team will not be changed without the prior written consent of SIEMENS which consent shall not be unreasonably withheld. Furthermore, the CONSULTANT will replace upon written request of SIEMENS at any time any member of the team.

     2.3  The CONSULTANT represents and warrants that:

          (a) it is duly established and validly existing under the laws of its jurisdiction of incorporation and has full power, capacity and authority to conduct its business, and is lawfully qualified to do business in those jurisdictions in which such qualification is required;

          (b) it has full power and capacity to execute and perform this Agreement;

          (c) it has full power and capacity to undertake and perform the obligations assumed by it herein;

          (d) this Agreement has been duly authorised and executed by it and constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

          (e) the execution and performance of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, its statutes or articles of incorporation or laws or by-laws or any agreement or instrument by which it is bound or to which its properties are subject;

          (f) neither it nor any of its subsidiaries is involved in any legal, arbitration or administrative proceedings nor are any such proceedings pending against it or any of its subsidiaries which in either case have or may have a

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               material adverse effect on its ability to perform this Agreement, its financial position or on its and its subsidiaries' financial position taken as a whole;

          (g) all CONSULTANCY-SERVICES provided hereunder shall be performed in good faith and in a professional manner with due care and attention and in accordance with good CONSULTANT practice and standards and according to the latest technical standards;

          (h) it recognises the importance of this appointment and will commit the resources appropriate and necessary to the fulfillment of its obligations and will assign to it the priority necessary to meet the milestone schedule as per Article 5.1 below;

          (i) it will use all reasonable efforts to meet deadlines reasonably set by SIEMENS which deadlines shall be in addition to and shall in no way affect the milestone schedule as mentioned in Article
               5.1 below;

          (j) it will promptly notify SIEMENS in writing of any potential or actual conflict of interest on its part of which it becomes aware.


Article 3 - Duties and obligations of the CONSULTANT

     3.1 The CONSULTANCY-SERVICES shall be performed in a workmanlike and professional manner by the CONSULTANT or employees of the CONSULTANT having a level of skill in the area commensurate with the requirements of the Consulting Service to be performed and the applicable professional standards currently recognized by such profession.

     3.2 SIEMENS and the CONSULTANT shall each nominate to the other Party in writing a project leader who is well experienced to give information

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          and support for the implementation and performance of this Agreement and who shall be in the position to take related decisions or to introduce them.

     3.3 While performing the CONSULTANCY-SERVICES the CONSULTANT will maintain close contact with SIEMENS.

          Additionally SIEMENS and the CONSULTANT agree to consult and, if necessary to meet with each other in order to resolve any ambiguities or differences concerning the CONSULTANCY-SERVICES.


Article 4 - Duties and obligations of SIEMENS

     4.1 SIEMENS will upon request provide the CONSULTANT with the information necessary to render the CONSULTANCY SERVICES.

     4.2 Furthermore SIEMENS will participate in the project-team as mentioned in Section 1.3 above, which means that SIEMENS will assist the CONSULTANT in the performance of the CONSULTANCY-SERVICES.

     4.3 CONSULTANT is and shall remain at all times an independent contractor, and is not an employee, agent or representative of SIEMENS.

          Further, CONSULTANT is not authorized to and shall not at any time attempt to act, or act on behalf of SIEMENS to bind SIEMENS in any manner whatsoever to any obligation whatsoever. Further, CONSULTANT shall not engage in any acts which may lead any person whomsoever to believe that CONSULTANT is a employee, agent or representative of SIEMENS. SIEMENS shall be promptly notified by CONSULTANT in writing of any misunderstanding by third parties as to CONSULTANT'S relationship with SIEMENS.

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Article 5 - Prices, Discounts, Terms of Payment

     5.1 The prices which CONSULTANT shall charge SIEMENS are as follows (in US$ per hour):

          --------------------------------------------------------------
          Expertise Level      [***] Engineers*       [***] Engineers*
          --------------------------------------------------------------
          Technician           $ [***]                $ [***]
          --------------------------------------------------------------
          Associate            $ [***]                $ [***]
          --------------------------------------------------------------
          Design Engineer      $ [***]                $ [***]
          --------------------------------------------------------------
          Senior Engineer      $ [***]                $ [***]
          --------------------------------------------------------------
          Manager              $ [***]                $ [***]
          --------------------------------------------------------------

                                    *means number of WFI-Engineers contracted simultaneously in the entirety of SIEMENS-projects

          Per-site-prices for Turnkey-Projects may be mutually agreed on a per project basis.

          The minimum Qualifications for the above Expertise Levels are the following:


          Technician

          .  Associate degree
          .  Ability to gather measurement data
          .  Drive test vehicles
          .  Set up test equipment
          .  Data Collection

          Associate Engineer

          .  B.S.E.E. degree
          .  Basic understanding of system design
          .  Ability to gather measurement data
          .  Set up test transmitters
          .  Basic understanding of system expansion
          .  Understanding of traffic analysis
          .  Ability to optimize site locations and parameters
          .  Release search areas

          Design Engineer

          .  B.S.E.E. with 1-2 years experience
          .  Propagation analysis
          .  System design
          .  Cell planning


* Confidential Treatment Requested

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          .  System optimization
          .  Field survey and measurements
          .  Parameter setting
          . Experience with PlaNET, CeVCAD, QED, and Odyssey RI propagation software

          Senior Engineer

          . B.S.E.E. or advanced technical degree with 3-5 years cellular or related experience
          .  Capabilities of Associate Engineer through Senior Engineer plus:
          . Ability to manage team of engineers in Turnkey Engineering for system size up to 200 sites

          Manager

          .  Advanced degree with 5-10 years cellular or related experience.
          .  Capabilities of Associate Engineer through Senior Engineer plus
          . Ability to manage team of engineers in Turnkey Engineering for large systems, up to 400 sites
          .  Management experience leading technical teams
          .  Proven track record meeting schedule and budget objectives
          .  Operator experience
          . Spectrum sharing experience with ability to identify and prioritize microwave incumbents.

     5.2 The foregoing amounts include all costs and expenses, including the daily allowance fees (per diem rate), incurred by CONSULTANT pursuant to this Agreement or as may be required or incurred on the performance of CONSULTANT's obligations under this Agreement; provided that the prior written consent of SIEMENS is secured in each instance and CONSULTANT provides to SIEMENS evidence and prove of payment.

          For the cities/regions listed in APPENDIX 1, where the allowance fees substantially exceed the world wide average, a mark-up to the charges listed in (S)5.1 may be mutually agreed on a project-specific basis.




* Confidential Treatment Requested

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          SIEMENS agrees to reimburse CONSULTANT for any ordinary and reasonable costs and expenses incurred for traveling pursuant to the terms and conditions of this Agreement, in general limited to the following expenses:

          ---------------------------------------------------------------
                 Item                                Expenses
          ---------------------------------------------------------------
          accommodation                      Maximum:  four star hotel
          Airline ticket (per 3 month)       Coach Ticket
          Rental cars                        Will be provided by SIEMENS
                                             (project)
          ---------------------------------------------------------------

     5.3 Income, sales or any other duties or taxes levied on CONSULTANT by reason of any payments made by SIEMENS to CONSULTANT shall be the responsibility of and be borne by CONSULTANT.


Article 6 - Results of CONSULTANCY-SERVICES

     6.1 All ideas, inventions, innovations, improvements, know-how, materials, works, writings, notes, reports, publications and information collected, assembled, conceived, authored, created, suggested, originated, developed, constructed, rendered or provided by the CONSULTANT as a result of or in the course of CONSULTANT's CONSULTANCY-SERVICES (hereinafter referred to as "Results") shall be the sole property of SIEMENS.

          CONSULTANT expressly acknowledges that all copyrightable materials written, developed, produced, or which otherwise arise out of the CONSULTANCY-SERVICES performed by the CONSULTANT under this

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          Agreement shall be owned by SIEMENS. CONSULTANT hereby transfers and assigns to SIEMENS all right, title and interest in and to the same.

     6.2 If and to the extent the Results make use of pre-existing information of the CONSULTANT including but not limited to any kind of intellectual property rights such as patents, patent applications or copyrights (hereinafter referred to as "Background Information"), the CONSULTANT herewith grants to SIEMENS the non-exclusive, perpetual, fully-paid up license to use and sublicense such Background Information in any way it wants.

     6.3 Without limiting the effect of Sections 6.1 and 6.2 above, CONSULTANT shall be entitled to use the concepts of general application contained in the Results (but not those specifically applicable to the Project) for other projects and may produce and keep copies of the Results for archival purposes, subject to the CONSULTANTS confidentiality and other obligations hereunder.


Article 7 - Confidentiality

     7.1 All information provided by SIEMENS to the CONSULTANT as well as any advice, data and information including but not limited to the Results developed by the CONSULTANT under this Agreement (hereinafter referred to as "Confidential Information") shall be treated by the CONSULTANT as confidential and shall not be disclosed by the CONSULTANT to a third party or published without the prior written consent of SIEMENS. CONSULTANT will limit the disclosure of Confidential Information to those of its employees who have a reasonable need to know that Confidential Information for the performance of this Agreement and who shall be bound to confidentiality by their employment agreements or otherwise.

     7.2 The obligations as per Section 7.1 above shall not apply, however, to any information which:

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          (a)  CONSULTANT can demonstrate, is already in the public domain or becomes available to the public through no breach by CONSULTANT of this Agreement;

          (b) was rightfully in CONSULTANT'S possession without confidentiality obligation prior to receipt from SIEMENS as proved by CONSULTANT' written records;

          (c) can be proved to have been rightfully received by CONSULTANT from a third party without confidentiality obligation;

          (d) is independently developed by CONSULTANT as proved by its written records.

          (e) is required to be disclosed by law or the rules of any governmental organisation.

     7.3 This Article 7 shall survive any termination or expiration of this Agreement.


Article 8 - Force Majeure

     8.1 Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by force majeure such as, but not limited to, riots, civil commotion's, wars, strikes, lock-outs, hostilities between nations, governmental laws, orders or regulations, actions by the government or any agency thereof, storms, fires, sabotages, explosions or any other contingencies beyond the reasonable control of the respective Party (hereinafter referred to as "Force Majeure"). In such events, the affected Party shall immediately inform the other Party of such circumstances together with documents of proof and the performance of obligations hereunder shall be suspended during, but not longer

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          than, the period of existence of such cause and the period reasonably required to perform the obligations in such cases.

     8.2 Should circumstances of Force Majeure uninterruptedly continue for a period of more than3months,then either Party has the right to forthwith terminate this Agreement by registered letter Upon notice of its intention to terminate the Agreement which notice has to be given not later than fourteen days prior to the intended date of termination of the Agreement. The Parties may also negotiate for a reasonable extension or adjustment of this Agreement.

          Should the Agreement be terminated according to this Section 8.2 the CONSULTANT is entitled to the payment which has become due up and until the date of termination.


Article 9 - Term and Termination

     9.1  This Agreement becomes effective with its execution by both Parties.

     9.2 Either party shall have the right to terminate this Agreement by providing three calendar months notice to the other. Should the Agreement be terminated according to this Section 9.2 the CONSULTANT is entitled to the payment which has become due up and until the date of termination.


Article 10 - Substantive Law

          All disputes shall be settled in accordance with the provisions of this Agreement and its Annexes and all other agreements regarding its performance, otherwise in accordance with the substantive law in force in the Federal Republic of Germany without reference to other laws. The United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall not apply.

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Article 11 - Arbitration

     11.1 Any differences or disputes arising out of or in connection with this Agreement or out of or in connection with agreements regarding its performance, including any questions regarding the existence, validity or termination of this Agreement or agreements regarding its performance, during the term of this Agreement or thereafter shall be settled by an amicable effort on the part of both Parties hereto. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the Parties so notifies the other Party in writing.

     11.2 If an attempt at settlement has failed, the dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris (Rules) by three arbitrators appointed in accordance with the Rules.

     11.3 The place of arbitration shall be Munchen, Federal Republic of Germany. The procedural law of this place shall apply where the Rules are silent.

     11.4 The arbitral award shall be substantiated in writing. The arbitral tribunal shall also decide on the matter of costs of the arbitration.

     11.5 The arbitration procedure shall be conducted in the English language.


Article 12 - Miscellaneous

     12.1 All changes and amendments to this Agreement must be in writing to be valid. This requirement of written form can only be waived in writing.

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     12.2 Notices and communications between the CONSULTANT and SIEMENS shall be given in writing or by facsimile in the English language to the following addresses of the Parties or to such other address as the Party concerned may subsequently notify in writing to the other Party:

          If to the CONSULTANT to:      Wireless Facilities Inc.

                                        Kevin C. Ormsby
                                        Director Sales and Marketing
                                        9725 Scranton Road, Suite 140
                                        San Diego, CA 92121, USA
                                        Tel.: +1 (619) 824 2929 ext. 25
                                        Fax:  +1 (619) 824 2928

          If to SIEMENS to:             SIEMENS Aktiengesellschaft
                                        Dr. Alfred Schorgg
                                        ON MN VN14
                                        Hofmannstrasse 51
                                        81359 Munchen, GERMANY
                                        Tel.: +49/89/722-44329
                                        Fax:  +49/89/722-31304

     12.3 Neither Party shall assign its rights nor delegate performance of its obligations under this Agreement to any third party without the prior written consent of the other Party and any attempted assignment without this consent shall be null and void.

     12.4 Should individual provisions of this Agreement be legally ineffective or unfeasible for legal reasons then, unless the basic intentions of the Parties under this Agreement are substantially jeopardized, the validity of the remaining provisions of this Agreement shall not be affected thereby. In such a case the Parties shall come to an agreement approximating as closely as possible the arrangement originally envisaged in this Agreement.




* Confidential Treatment Requested

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     12.5 A waiver of any default by either Party of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other provisions of this Agreement, but shall apply solely to the instances to which such waiver is granted.

In Witness Whereof, the Parties hereto have caused these presents to be executed in duplicate by the respective representatives thereunto duly authorized, on the dates below and shall keep one executed copy each.

          San Diego,                              Munchen,

          Wireless Facilities Incorporated        Siemens Aktiengesellschaft
          /s/ Masood K. Tayebi                    /s/ illegible signature
              Masood K. Yayebi                        illegible
              President



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                                  Appendix 1

List of cities/regions, where a additional mark-up concerning the charges listed in (S)5.1 may be mutually agreed on a per project basis:

          1.

          2.

          3.

          4.

          5.

          6.

          7.

          8.

          9.

         10.



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